STATE FARM BANK

One State Farm Plaza

Bloomington, IL  61710-0001

December 23, 2008

VIA OVERNIGHT MAIL

Blue Ridge Real Estate Company

Attn: Eldon D. Dietterick

Rt. 940 & Moseywood Road

P.O. Box 707

Blakeslee, PA 18610-0707

Re: Blue Ridge Real Estate Company ("Borrower")/Extension of State Farm Bank, Loan No. SFB0097, 2353 Lakewood Road, Tom's River, NJ 08754 ("Secured Property")

Dear Mr. Dietterick:

State Farm Bank, F.S.B. ("State Farm") previously made a loan to Borrower in the original principal amount of $3,000,000.00 as evidence by a certain promissory note dated December 11, 2006 ("Note") executed and delivered by Borrower, which Note is secured by, among other things, a certain Mortgage And Security Agreement of even date therewith ("Mortgage"), encumbering the Secured Property as well as a certain Guaranty Agreement ("Guaranty") executed by Big Boulder Corporation, BBC Holdings, Inc. and BRRE Holdings, Inc. (collectively, the "Guarantor") also of even date therewith. The Note, Mortgage, Guaranty and all other documents and instruments in connection therewith are hereinafter referred to collectively as the "Loan Documents".

Borrower has requested, pursuant to the Loan Documents, a one (1) year extension of the term of the Loan. Provided that Borrower satisfies all of the terms and conditions precedent set forth in the Loan Documents, State Farm is willing to grant the requested extension of the original Loan term. As a result, the new or extended maturity date with respect to the Loan shall be January 1, 2010.

The interest rate for the Note, applicable during the one year extension, shall be set two (2) LIBOR Business Days (as defined in the Note) prior to the original maturity date i.e., January 1, 2009. The interest rate shall be calculated by adding the LIBOR Rate (as defined in the Note) in effect on said date to State Farm's current interest rate spread for floating rate first mortgage financing as determined by State Farm (the "Spread"). In this particular case, said Spread shall be 450 basis points over the one-month LIBOR Rate.

Except for the aforesaid one (1) year extension of the Loan term and spread change, all of the terms and provisions of the Loan Documents shall remain unaltered and in full force and effect.

Please acknowledge the terms set forth herein by signing a duplicate original of this Letter Agreement and returning it to State Farm on or before Monday, December 29, 2008.

Sincerely,

STATE FARM BANK, F.S.B.

By: /s/ David C. Graves
      David C. Graves
      Vice President of Commercial Real Estate

Accepted and Approved

this 29th day of December, 2008.

Blue Ridge Real Estate Company, Borrower

By: /s/ Eldon D. Dietterick

Name:

Eldon D. Dietterick

Title:

Exec. Vice President & Treasurer

Big Boulder Corporation

By: /s/ Eldon D. Dietterick

Name:

Eldon D. Dietterick

Title:

Exec. Vice President & Treasurer

BRRE Holdings, Inc., Guarantor

By: /s/ Eldon D. Dietterick

Name:

Eldon D. Dietterick

Title:

President & Treasurer

BBC Holdings, Inc., Guarantor

By: /s/ Eldon D. Dietterick

Name:

Eldon D. Dietterick

Title:

President & Treasurer